UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2007, the Board of Directors (the “Board”) of Cathay General Bancorp (the “Company”) voted to amend Article VI of the Restated Bylaws of the Company to permit the Board to provide for the issuance and transfer of uncertificated shares of the Company’s stock. This amendment was adopted so that the Company is eligible to participate in the Direct Registration System which, effective January 1, 2008, will be required of all NASDAQ Stock Market listed companies. The Direct Registration System allows stockholders to have securities registered in their names in electronic (book-entry) form without issuance of physical certificates and allows stockholders to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

A copy of the Company’s amendment to the Restated Bylaws is attached as Exhibit 3.2.2 and the above description is qualified in its entirety by reference to the full text of the amendment to the Restated Bylaws included in Exhibit 3.2.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item 3.2.2 Amendment to Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2007
CATHAY GENERAL BANCORP

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2.2	Amendment to Restated Bylaws